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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93777, 33-21252, 33-39684, 33-73674, 33-80038 and 33-21213)
pertaining to the 1984 Incentive Stock Option Plan, 1985 Employee Stock Purchase Plan, 1990 Directors' Stock Option Plan and 1994 Stock Option Plan of Collagen Corporation of our report dated August 1, 1997, with respect to the consolidated financial statements and schedule of Collagen Corporation included in this Annual Report (Form 10K) for the year ended June 30, 1997.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
September 25, 1997


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